Exhibit 4.12

R. J. REYNOLDS TOBACCO COMPANY

(as successor to Lorillard Tobacco Company, LLC (f/k/a Lorillard Tobacco Company))

as Issuer

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

(as successor to Lorillard, LLC (f/k/a Lorillard, Inc.))

Reynolds American Inc.

each, as a Guarantor

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

EIGHTH SUPPLEMENTAL INDENTURE

Dated August 6, 2015

to Indenture dated June 23, 2009

Exhibit 4.12

THIS EIGHTH SUPPLEMENTAL INDENTURE (the “Eighth Supplemental Indenture”) is made the 6th day of August, 2015, among R. J. REYNOLDS TOBACCO COMPANY, a North Carolina corporation (the “Issuer”), R.J. REYNOLDS TOBACCO HOLDINGS, INC., a Delaware corporation (the “Existing Guarantor”), Reynolds American Inc., a North Carolina corporation and the direct or indirect parent company of the Issuer and the Existing Guarantor (the “New Guarantor”, and together with the Existing Guarantor, the “Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Existing Guarantor, the Issuer and the Trustee are parties to an Indenture, dated June 23, 2009, with the Trustee (the “Original Indenture”, and as amended, supplemented or otherwise modified on or prior to the date hereof, the “Indenture”) (all capitalized terms used in this Eighth Supplemental Indenture and not otherwise defined herein have the meanings assigned to such terms in the Indenture);

WHEREAS, the New Guarantor has determined that it is desirable and would be a direct benefit to the New Guarantor for it, along with the Issuer and the Existing Guarantor, to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor will unconditionally guarantee, on a joint and several basis with the Existing Guarantor, the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Section 515 of the Indenture), on all the Securities and the performance of every covenant of the Existing Guarantor with respect to such Guarantee to be performed or observed, other than with respect to Section 704 of the Indenture;

WHEREAS, pursuant to Section 901(12) of the Indenture, the Issuer, the Existing Guarantor (in the case of Guaranteed Securities) and the Trustee are permitted to execute and deliver this Eighth Supplemental Indenture to amend the Indenture, without the consent of any Holders of Securities, to, among other things, make any provisions with respect to matters arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect;

WHEREAS, the entry into this Eighth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Eighth Supplemental Indenture and to make it a valid and binding obligation of the Issuer and the Guarantors have been done or performed.

NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the foregoing premises, it is mutually covenanted and agreed as follows:

Section 1.Amendment to Section 101.  The definition of the term “Guarantor” set forth in Section 101 of the Indenture (in the case of each outstanding series of Notes, as amended with

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Exhibit 4.12

respect to such series pursuant to the corresponding Issuance Supplemental Indenture) is hereby deleted and replaced in its entirety with the following:

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument, and any Person who agrees to become a guarantor in a supplemental indenture to this instrument (except, in the case of such additional guarantors, for purposes of Section 704, the obligations of which section shall only apply to the Person named as the “Guarantor” in the first paragraph of this instrument and their successors), (i) until released pursuant to the provisions of this Indenture or (ii) until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean that successor Person until released pursuant to the provisions of this Indenture.

Section 2.Agreement to be Bound.  The New Guarantor hereby becomes a party to the Indenture as a Guarantor, and will have all the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, other than for purposes of Section 704 of the Indenture, the obligations of which section shall only apply to the Existing Guarantor.

Section 3.Guarantee.  The New Guarantor hereby fully, unconditionally and irrevocably guarantees, on a joint and several basis with the Existing Guarantor, the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Section 515 of the Indenture), on all the Securities and the performance of every covenant of the Existing Guarantor with respect to the Guarantee and the Indenture to be performed or observed, other than with respect to Section 704 of the Indenture, subject in each case to the terms of the Indenture and the guarantee agreement referred to in Section 4 below.

Section 4.Guarantee Agreement. To further evidence the New Guarantor’s guarantee of the Securities, the New Guarantor shall execute and deliver to the Trustee a guarantee agreement substantially in the form attached hereto as Exhibit A.

Section 5. Securities.  Each Global Security representing the Notes, with effect on and from the date hereof and subject to becoming operative as provided herein, shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Security consistent with the terms of the Indenture after giving effect to the amendments set forth in Section 1 hereof.

Section 6.Trustee.  The recitals and statements in this Eighth Supplemental Indenture are made by the Issuer and the Guarantors only and not by the Trustee, and the Trustee makes no representation as to the validity or sufficiency of this Eighth Supplemental Indenture (other than with respect to the due authorization, execution and delivery of this Eighth Supplemental Indenture by the Trustee). All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of each series of the Notes and of this Eighth Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 7.Ratification of Indenture; Eighth Supplemental Indenture Part of Indenture.  As amended and supplemented hereby, the Indenture is in all respects ratified and confirmed, and

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Exhibit 4.12

the Original Indenture, as supplemented prior to the date hereof, and this Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument and all references to “Securities” in the Original Indenture shall be deemed to refer also to the Notes unless the context otherwise provides.

Section 8.Governing Law.  This Eighth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9.Conflicts.  In the event of a conflict between the terms and conditions of the Original Indenture, as supplemented prior to the date hereof, and the terms and conditions of this Eighth Supplemental Indenture, then the terms and conditions of this Eighth Supplemental Indenture shall prevail; provided that if and to the extent that any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included herein or in the Indenture by the Trust Indenture Act, such required provision shall control.

Section 10.Successors.  All covenants and agreements in this Eighth Supplemental Indenture by the parties shall bind their respective successors and assigns, whether so expressed or not.

Section 11.Severability.  In case any provision in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired hereby.

Section 12.Third Parties.  Nothing in this Eighth Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, any benefit or any legal or equitable right, remedy or claim under this Eighth Supplemental Indenture.

Section 13.Counterparts.  This Eighth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 14.Headings.  The headings of the sections in this Eighth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 15.Effectiveness; Operativeness.  This Eighth Supplemental Indenture shall become effective upon the due execution and delivery of this Eighth Supplemental Indenture by the Issuer, the Guarantors and the Trustee.

(signature page follows)

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Exhibit 4.12

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture dated August 6, 2015 to be duly executed.

R. J. REYNOLDS TOBACCO COMPANY,

By: /s/ Daniel A. Fawley

Name:Daniel A. Fawley

Title:Treasurer

R.J. REYNOLDS TOBACCO HOLDINGS, INC.,

By: /s/ Daniel A. Fawley

Name:Daniel A. Fawley

Title:Senior Vice President and Treasurer

REYNOLDS AMERICAN INC.

By: /s/ Daniel A. Fawley

Name:Daniel A. Fawley

Title:Senior Vice President and Treasurer

Signature Page to Eighth Supplemental Indenture to Indenture dated June 23, 2009

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Exhibit 4.12

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

By: /s/ Richard Tarnas

Name: Richard Tarnas

Title: Vice President

Signature Page to Eighth Supplemental Indenture to Indenture dated June 23, 2009

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Exhibit 4.12

Exhibit A

Form of Guarantee Agreement

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US2008 7372383 5 GUARANTEE AGREEMENT

GUARANTEE, entered into August __, 2015 and  effective as of June 30, 2015 (as amended from time to time, this “Guarantee”), made by Reynolds American Inc., a North Carolina corporation (the “Guarantor”), in favor of The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) for the registered holders (the “Holders”) of the series of Notes set forth below (collectively, the “Debt Securities”) of R. J. Reynolds Tobacco Company, a North Carolina corporation (as successor to Lorillard Tobacco Company, LLC (f/k/a Lorillard Tobacco Company), a Delaware limited liability company) (the “Issuer”):

•	8.125% Senior Notes due June 23, 2019
•	6.875% Senior Notes due 2020
•	8.125% Senior Notes due 2040
•	3.500% Senior Notes due 2016
•	7.000% Senior Notes due 2041
•	2.300% Senior Notes due 2017
•	3.750% Senior Notes due 2023

WITNESSETH:

SECTION 1. Guarantee. (a) The Guarantor hereby unconditionally guarantees, jointly and severally, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Debt Securities (the “Obligations”), according to the terms of the Debt Securities and as more fully described in the Indenture (as amended, modified or otherwise supplemented from time to time, the “Indenture”), dated June 23, 2009 among the Issuer, the Guarantor and the Trustee, and any other amounts payable by the Issuer under the Indenture.

(b) It is the intention of the Guarantor that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the amount guaranteed by the Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the Obligations of the Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

SECTION 2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Debt Securities with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

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(a)	any lack of validity, enforceability or genuineness of any provision of the Indenture, the Debt Securities or any other agreement or instrument relating thereto;
(b)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture;
(c)	any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations; or
(d)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer or a guarantor.

SECTION 3. Ranking. The Guarantor covenants and agrees that its obligation to make payments of the Obligations hereunder constitutes an unsecured obligation of the Guarantor ranking (a) pari passu with all existing and future senior indebtedness of the Guarantor and (b) senior in right of payment to all existing and future subordinated indebtedness of the Guarantor.

SECTION 4. Waiver; Subrogation. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to this Guarantee and any requirement that the Trustee, or the Holders of any Debt Securities protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral.

(b) The Guarantor hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guarantee or the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee, or the Holders of any Debt Securities against the Issuer or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the cash payment in full of the Obligations and all other amounts payable under this Guarantee, such amount shall be held in trust for the benefit of the Trustee and the Holders of any Debt Securities and shall forthwith be paid to the Trustee, to be credited and applied to the Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Indenture and this Guarantee, or be held as collateral for any Obligations or other amounts payable under this Guarantee thereafter arising.

SECTION 5. No Waiver; Remedies. No failure on the part of the Trustee or any Holder of the Debt Securities to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any

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other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 6. Continuing Guarantee; Transfer of Interest. This Guarantee is a continuing guarantee and shall (a) remain in full force and effect until the earliest to occur of (i) the date, if any, on which the Guarantor shall consolidate with or merge into the Issuer or any successor thereto, (ii) the date, if any, on which the Issuer or any successor thereto shall consolidate with or merge into the Guarantor, and (iii) payment in full of the Obligations, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by any Holder of Debt Securities, the Trustee, and by their respective successors, transferees, and assigns.

SECTION 7. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Holder of the Debt Securities or the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

SECTION 8. Amendment. The Guarantor may amend this Guarantee at any time for any purpose without the consent of the Trustee or any Holder of the Debt Securities; provided, however, that if such amendment adversely affects (a) the rights of the Trustee or (b) any Holder of the Debt Securities, the prior written consent of the Trustee (in the case of (b), acting at the written direction of the Holders of more than 50% in aggregate principal amount of Debt Securities) shall be required.

SECTION 9. Governing Law. This Guarantee shall be governed by, and construed in accordance with the laws of the State of New York.

(signature page follows)

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized.

REYNOLDS AMERICAN INC.

By:

Name:Daniel A. Fawley

Title:Senior Vice President and Treasurer

Signature Page to Guarantee Agreement of Reynolds American Inc.

with respect to Notes Issued Under Indenture dated June 23, 2009

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